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                                                                  Exhibit (p)(3)


                        GALLIARD CAPITAL MANAGEMENT, INC.
                                 CODE OF ETHICS

     ADOPTED PURSUANT TO RULE 204-2 OF THE INVESTMENT ADVISERS ACT OF 1939
              AND RULE 17J-1 OF THE INVESTMENT COMPANY ACT OF 1940

INTRODUCTION

         This Code of Ethics has been adopted by Galliard Capital Management, Inc. ("Galliard"), a registered investment adviser, in connection with investment advisory services it provides to its clients, including certain of the investment portfolios of registered investment companies (each a "Fund") and various other institutional accounts (together, "Customer Accounts"). For the purposes of the this Code, all Galliard employees are considered "access persons" as defined in the Investment Company Act of 1940 and therefore any requirements that apply to "access persons" under this Code relative to any Fund advised by Galliard apply to all Galliard Employees.

This Code contains standards and procedures intended to assure that employees of Galliard do not use any information concerning the investments or investment intentions of a Customer Account or their ability to influence such investment intentions for personal gain or in a manner detrimental to the interests of a Customer Account.

The Personal Security Transactions Procedure, and forms of a request for pre-clearance and reporting requirements are incorporated into this Code of Ethics and attached as Appendix A.

SECTION 1. PROHIBITED TRANSACTIONS

(a) Securities Transactions. No Employee may purchase any Security held in a Fund or other Customer Account advised by Galliard.

(b) Undue Influence; Disclosure of Personal Interest. No Employee shall cause or attempt to cause any Customer Account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Employee. No Employee shall recommend any Securities transactions for a Customer Account without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including, without limitation:

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         (i) his or her direct or indirect beneficial ownership of any
         Securities of such issuer,

         (ii) any position with such issuer or its affiliates, and

         (iii) any present or proposed business relationship between such issuer or its affiliates and the Employee or any party in which the Employee has a significant interest.

(c) Investment Opportunities. All Employees are expressly prohibited from taking personal advantage of any investment opportunity currently appropriate for a Customer Account.

(d) Confidentiality. Except as required in the normal course of carrying out an Employee's business responsibilities, Employees are prohibited from revealing information relating to the investment intentions or activities of any Customer Account or otherwise identifying Securities that are being considered for purchase or sale on behalf of any Customer Account.

SECTION 2. PRE-CLEARANCE OF SECURITIES TRANSACTIONS

(a) Every Employee must obtain written pre-clearance from the Compliance Officer or his/her designee, for any proposed purchase or sale of a taxable, fixed income security, any initial public offering of any type of security, or for any private placement transaction for any type of security for an account in which the Employee has a direct or indirect beneficial ownership. A form for the purpose of obtaining pre-clearance is included in Appendix A.

(b) Pre-Clearance is not required for other transactions including, but not limited to, the following transactions:

         (i) purchases or sales of equity or equity-related securities or tax-exempt municipal bond issues;

         (ii) purchases or sales for any account over which an Employee has no direct or indirect influence or control; or

         (iii) purchases made in the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were initially acquired from the issuer.

(c) Purchase or sale of a Security will be prohibited if that Security:

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         (i) is being considered for purchase or sale for any Customer Account;

         (ii) is being purchased or sold for any Customer Account; or

         (iii) has been purchased or sold for any Customer Account within the preceding 7 calendar days.

For purposes of this section, a purchase and a sale of a Security by a Customer Account includes an initial and a final purchase and sale as well as any interim adjustments to a Customer Account's position.

(d) Approval will be granted for purchase or sale a Security which immediately follows the completion of all purchases and sales of that Security by a Customer Account and is the same direction as the transactions for the Customer Account (i.e. a purchase which follows the completion of all purchases by a Customer Account or a sale which follows the completion of all sales by a Customer Account).

(e) Approval will not be granted, however, for any transaction in any Security if that transaction:

         (i) would result in the buying or selling of securities in competition with buy or sell orders of any Customer Account, or operate to the detriment of a Customer Account, including executing a securities transaction on a day during which a Customer Account has a pending buy or sell order for that same Security;

         (ii) would be for the purpose of, or result in, buying or selling securities to take advantage of recent or imminent trades by a Customer Account;

         (iii) would involve the Security of a company with respect to which the Employee has material non-public information; or

         (iv) would take place before a sufficient period of time has elapsed after a purchase or sale of the Security by a Customer Account for the effects of the Customer Account 's transaction on the market price to dissipate (even though seven calendar days may have elapsed).

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(f) Pre-Clearance shall be effective for one business day following the day on which granted.


SECTION 3. EMPLOYEE REPORTING REQUIREMENTS

(a) Personal Holdings Disclosure Requirement. Every Employee is required to disclose annually all of his or her personal Securities holdings. The report must, at a minimum, include the identity of every Security held except those outlined in Section 6(d).

(b) Duplicate Trade Confirmation Requirement. Every Employee must direct his/her broker(s) to supply on a timely basis, duplicate copies of confirmations of all personal securities transactions for all accounts in which the Employee has any beneficial ownership. Duplicate trade confirmations are not required with respect to transactions effected for any account over which the Employee does not have any direct or indirect influence or control or for those exceptions outlined in Section 6(d).

(c) All reports are to be filed with the Galliard Managing Partner in charge of Compliance, or his/her designee. The Galliard Compliance Partner, or his/her designee, will promptly review all reports and transactions to assure compliance with this Code. Forms of reports for compliance can be found in Appendix A.

SECTION 4. SANCTIONS

(a) Sanctions. An Employee who violates the restrictions contained in this Code will be subject to disciplinary action, including disgorgement of profits made or losses avoided, and/or dismissal.

(b) Notification to Funds. The President of Galliard, or his/her designee shall notify the Board of Trustees of the Funds of each violation of this Code by any Employee and of any sanctions applied with respect thereto.

SECTION 5. EXCEPTIONS

The President of Galliard may grant exceptions to the policies contained in this Code in appropriate circumstances.

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SECTION 6. DEFINITIONS

(a) "Employee" means any director, officer or employee of Galliard.

(b) "being considered for purchase or sale" means, with respect to a security, when a recommendation to purchase or sell that security has been communicated and, with respect to the person making the recommendation, when that person seriously considers making the recommendation.

(c) "control" shall mean the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(d) "Security" shall mean a security as defined in Section 2(a)(36) of the Investment Company Act of 1940 (the "Act"); provided, however, that the term security shall not include:

         (i) direct obligations of the Government of the United States or its agencies;

         (ii) high quality short-term debt instruments, including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements covering any of the foregoing, and, other money market instruments as determined by Galliard;

         (iii) shares of registered open-end investment companies (i.e. mutual funds); and

         (iv) shares of the common stock of Norwest Corporation. Employees are reminded of their responsibilities as employees of Norwest to report Norwest Corporation common stock activity under the Insider Trading Policy adopted by Norwest Corporation.



AMENDED  AND APPROVED EFFECTIVE MARCH 1, 2000.


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Managing Partner


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Managing Partner

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Managing Partner

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                        GALLIARD CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS



                                   APPENDIX A

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                        GALLIARD CAPITAL MANAGEMENT, INC.
--------------------------------------------------------------------------------
                         EMPLOYEE INITIAL ACKNOWLEDGMENT

NAME
              ------------------------------------------------------------------
TELEPHONE
              ------------------------------------------------------------------
SUPERVISOR
              ------------------------------------------------------------------


PERSONAL HOLDINGS DISCLOSURE

[ ] I have attached a report that, at a minimum, includes the identity and type of every security that I have any beneficial ownership.


[ ]   I have no holdings except for those securities exempt by the Code.



DUPLICATE TRADE CONFIRMATION

[ ] I have directed the following broker(s) to supply duplicate copies of confirmations of all personal securities transactions for all accounts in which I have any beneficial ownership.

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

[ ]   I have no outside broker(s).


I hereby certify that the information provided herein is complete and accurate. I also acknowledge that I have received, reviewed and understand the Galliard Capital Management, Inc. Code of Ethics, the Wells Fargo & Company Code of Ethics and Insider Trading Policy and have complied with all of its requirements.




----------------------   -------------------------------------------------
  Dated                    Signature


----------------------
* Copies of broker(s) documentation are to be directed to the following:
Galliard Capital Management, Inc.
Compliance Department
800 LaSalle Avenue, Suite 2060
Minneapolis, MN 55479-2052

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                        GALLIARD CAPITAL MANAGEMENT, INC.
--------------------------------------------------------------------------------
                         EMPLOYEE ANNUAL ACKNOWLEDGMENT

NAME
              ------------------------------------------------------------------
TELEPHONE
              ------------------------------------------------------------------
SUPERVISOR
              ------------------------------------------------------------------



PERSONAL HOLDINGS DISCLOSURE

[ ] I have attached a report that, at a minimum, includes the identity and type of every security that I have any beneficial ownership.


[ ]   I have no holdings except for those securities exempt by the Code.


I hereby certify that the information provided herein is complete and accurate. I also acknowledge that I have received, reviewed and understand the Galliard Capital Management, Inc. Code of Ethics, the Wells Fargo & Company Code of Ethics and Insider Trading Policy and have complied with all of its requirements.



----------------------   -------------------------------------------------
  Dated                    Signature

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                        GALLIARD CAPITAL MANAGEMENT, INC.
--------------------------------------------------------------------------------
             REQUEST FOR PERSONAL SECURITY TRANSACTION PRE-CLEARANCE

--------------------------------------------------------------------------------
Date and Time                      Transaction Type
--------------------------------------------------------------------------------
 Requested by                              Security
--------------------------------------------------------------------------------
    Telephone                         Security Type
--------------------------------------------------------------------------------
     Division                                 CUSIP
--------------------------------------------------------------------------------
   Supervisor                            # of Units
--------------------------------------------------------------------------------


In requesting Pre-Clearance for the above transaction, I certify that:

o I have read and agree to be bound by the Galliard Capital Management, Inc. Code of Ethics, and the Wells Fargo & Company Code of Ethics and Insider Trading Policy. This proposed transaction would not violate any of the above.

o This trade will not compete with and is not in conflict with any recent or imminent security trade of a Fund or other client for which I am an Access Person.

o I have no knowledge that this security is currently being considered for purchase or sale by a Fund or other client.

o This trade is not being contemplated for the purpose of receiving personal financial gain in connection with any recent or imminent security trade of a Fund or by another client.

                                               ---------------------------------
                                                                          Signed
================================================================================
                                 TRADE APPROVAL
[ ] Trade Approved                                         Trade Disapproved [ ]

By approving this trade, I certify that           Reasons for trade disapproval:
I am not aware of any reason this trade
is in conflict with any Wells Fargo
policy, Galliard Policy or Fund.


-----------------------------------            ---------------------------------
Signed                                                                    Signed


-----------------------------------            ---------------------------------
Date and Time                                                               Date
================================================================================


Instructions for completion of form:
o Complete all boxes and sign form. Use a separate form for each security.
o Have Compliance Officer approve the transaction, or in his/her absence, another Galliard partner.
o A copy of this form with original signatures must be filed with the Galliard, Inc. Compliance Officer.
o Trade must be completed within one business day of approval, or re-approval must be obtained.

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                    [GALLIARD CAPITAL MANAGEMENT LETTERHEAD]


DATE: April 20, 2000

TO: American Independence Funds
    Board of Directors

FROM: John Caswell, Managing Partner

RE: Galliard Capital Management, Inc. - Code of Ethics

================================================================================

This is to certify that Galliard Capital Management recently updated its Code of Ethics to fully comply with recent SEC requirements for advisors of mutual funds. We further certify that we have put into place procedures to assure our Code has been fully implemented and is monitored on an ongoing basis. A copy of our Code was recently provided to you for your information.

If you have further questions about the Code or our process please contact me at 612-667-9524.


/s/ John R. Caswell
----------------------------------
John R. Caswell, Managing Partner

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